UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  FORM 8-K
                                CURRENT REPORT
                    Pursuant to Section 13 OR 15(d) of The
                       Securities Exchange Act of 1934
               Date of Report (Date of earliest event reported)


                                 11/19/2008
                                 ___________


                              CALA CORPORATION
                              ________________
           (Exact name of registrant as specified in its charter)


OKLAHOMA            01-15109        73-1251800
(State or other
jurisdiction      (Commission       (IRS Employer
of incorporation) File Number)  Identification No.)

                                1314 Texas Street
                           HOUSTON, TEXAS 77002
                                 713-302-8689
                           _________________________
                   (Address of principal executive offices)
         (Zip Code)Registrants telephone number, including area code

The Cala Corporation, trading under the symbol CCAA, is pleased to inform its shareholders that the company has created a new hospitality management division. The new division will operate under the name of San Cataldo Inc. and its mission is to sign hospitality management contracts with independent owners. The hospitality division will receive up to 5% from the gross sales of signed hospitality entities.

The company has signed new management contracts therefore, the company will reports the management fee income on the 4th Quarter 10-QSB. Moreover, the company believes that the new hospitality management division will bring a positive cash flow into the company's bottom line.




Cala Corporation

November 19,2008                ---/s/Joseph Cala-------
                                  By: Joseph Cala
                                  Chairman and Chief
                                  Executive Officer